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                                                                    Exhibit 10.1

                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

          FIRST AMENDMENT (this "Amendment") dated June __, 2006 to the Registration Rights Agreement (the "Agreement") dated June 10, 2004, by and between NaviSite, Inc., a Delaware corporation (the "Company"), and Waythere, Inc., a Delaware corporation formerly known as Surebridge, Inc. ("Waythere"). All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement. The Agreement shall continue in full force and effect in accordance with its terms, except to the extent amended hereby.

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

          (1) Section 1(e) (Incidental Registration) of the Agreement is hereby deleted in its entirety and of no further force or effect.

          (2) Section 1(f) (Limitations of Subsequent Registration Rights) of the Agreement is hereby deleted in its entirety and of no further force or effect.

          (3) Waythere hereby agrees and covenants that it shall not file, or cause or permit to be filed, a Form 144 with the Securities and Exchange Commission with respect to the sale or proposed sale of any shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), during the 25 day trading period beginning on June 2, 2006.

          (4) Waythere hereby agrees that it shall not sell or otherwise transfer or dispose (collectively, the "Standstill") of any shares of Common Stock owned or controlled by it for up to 25 trading days between June 2, 2006 and December 31, 2006. Waythere and the Company hereby agree that Friday, June 2, 2006 was the first of such 25 trading days, and that Waythere shall continue to honor the Standstill after the date hereof until the earlier of (i) receipt of written notice from the Company that the Standstill has been suspended; or (ii) the end of the twenty-fifth trading day after June 2, 2006. The Company shall use its best efforts to provide at least one day's written notice to Waythere in the event an additional Standstill is imposed by the Company under this Section 4 after the date hereof. For the avoidance of doubt, in the event the Company suspends the Standstill prior to the expiration of the twenty-fifth trading day, the Company shall be permitted at any time prior to December 31, 2006 to impose an additional Standstill for up to the number of days equal to 25 less the number of trading days that were subject to and included within a Standstill previously imposed by the Company pursuant to this Amendment. The Company may impose stop-transfer instructions with respect to the shares of Common Stock owned by it during any Standstill.

          (5) The parties hereto hereby agree and acknowledge that the first day of the 60 day period referenced in Section 1(b)(iv) occurred on June 2, 2006 and that the suspension of the effectiveness of any Registration Statement and the use of the

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     Prospectus shall continue pursuant to the terms thereof until Waythere receives written notice thereof from the Company or until such period expires by its terms. In addition, the following words "and/or the sales of the Registrable Securities" shall be deleted from Section 1(b)(iv) of the Agreement and shall be of no further force or effect.

          (6) The Company, or its counsel, shall provide, within five days after receipt of a written request from Waythere, an appropriate legal opinion to the Company's transfer agent with respect to Rule 144(K) of the Securities Act of 1933, as amended (the "Securities Act"), provided that all appropriate documentation that is reasonably requested by the Company or its counsel is received on such date. In addition, the Company, or its counsel, shall provide, within two business days after receipt of a written request from Waythere, an appropriate legal opinion to the Company's transfer agent with respect to sales by Waythere pursuant to Rule 144 of the Securities Act, provided that all appropriate documentation and representation letters that are reasonably requested by the Company or its counsel is received on such date. Notwithstanding the foregoing, the Company and its counsel shall have no obligations under this Section 6 in the event (i) the Company or its counsel reasonably determines that Waythere is not compliant with the requirements of Rule 144(K) or Rule 144; or (ii) Waythere is then subject to a Standstill.

          (7) The definition of "Initial Registrable Securities" is hereby amended and restated in its entirety to mean (a) the "Parent Shares" under the Purchase Agreement and (b) any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for, of or with respect to, the shares of Common Stock described in (a), in each case held at the relevant time by an Investor. As to any particular securities, such securities will cease to be Initial Registrable Securities
     (i) when they have been transferred in a public offering registered under the Securities Act, (ii) when they have been transferred in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act, (iii) when the Investors (including for this purpose the stockholders of Waythere) are or would be able to sell all of such securities under Rule 144 under the Securities Act during any 90-day period without restriction (including without limitation, as to volume by the holder thereof), (iv) on January 1, 2007, or (v) when they have been transferred other than as permitted by the Purchase Agreement, the Notes and this Agreement.

          (8) Section 1(a)(ii) is hereby amended to read in its entirety "The Company shall use its reasonable best efforts to cause any such Initial Registration Statement described in Section 1(a)(i) to remain effective (or if required by applicable law, to cause another Registration Statement with respect to the Initial Registrable Securities to become effective) until the earlier of (i) such time as all of such securities have been sold by Waythere and (ii) December 31, 2006."

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Amendment, or caused this Amendment to be duly executed on its behalf, as of the date first written.

                                        NAVISITE, INC.


                                        By: /s/ John J. Gavin, Jr.
                                            ------------------------------------
                                        Name: John J. Gavin, Jr.
                                        Title: Chief Financial Officer


                                        WAYTHERE, INC.


                                        By: /s/ Mathew Hills
                                            ------------------------------------
                                        Name: Mathew Hills
                                              ----------------------------------
                                        Title: Director
                                               ---------------------------------


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